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                                                                   Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Form S-3 Registration Statement of our report to the Board of Directors of Johnson & Higgins dated March 11, 1997 included in Marsh & McLennan's Form 8-K filed with the Commission on April 7, 1997 and to all references to our Firm included in this amendment.


                                        /s/ Arthur Andersen LLP
                                        ----------------------------------------

                                          Arthur Andersen LLP


April 25, 1997


New York, New York